Exhibit 99.1

Kona Grill Reports Second Quarter 2016 Results

- Same-Store Sales Growth of 2.5% -

- Completes $10 Million Stock Buyback Plan; Slows Development Pace Beginning in 2017

to Increase Company’s Earnings Power and Provide Greater Flexibility for Use of Capital -

- Revises 2016 Annual Guidance for Restaurant Sales and Adjusted EBITDA –

SCOTTSDALE, AZ – July 27, 2016 ─ Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported financial results for the second quarter ended June 30, 2016. The Company also announced the completion of its $10 million stock buyback plan, stated its intention to slow the pace of development beginning in 2017 to increase its earnings power and provide greater flexibility for the use of capital, and revised its 2016 annual restaurant sales and Adjusted EBITDA guidance.

Second Quarter 2016 Highlights vs. Year-Ago Quarter

●	Restaurant sales increased 19.5% to $43.3 million.
●	Same-store sales increased 2.5% lapping a 1.0% gain from the prior year and marking growth in 23 of the last 24 quarters.
●	Opened restaurants in Irvine, California; Minnetonka, Minnesota and Fairfax, Virginia.
●	Net loss of $0.8 million, or ($0.08) per share compared to net loss of $0.1 million, or ($0.01) per share.
●	Restaurant operating profit*, a non-GAAP measure, increased 9.1% to $7.3 million compared to $6.7 million.
●	Adjusted EBITDA*, a non-GAAP measure, increased 9.7% to $4.3 million compared to $3.9 million.

* For a reconciliation of restaurant operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information accompanying this release.

Berke Bakay, President and CEO of Kona Grill, said, “Same-store sales rose 2.5% during the second quarter despite the soft casual dining environment and we outpaced the industry benchmark by 370 basis points. We also extended our track record of same-store sales gains to 13 straight quarters, achieved same-store sales growth in 23 of the last 24 quarters, and more importantly, six consecutive years. The favorable commodities environment combined with strong P&L management and the same-store sales gain contributed to a 110 basis point improvement in restaurant operating profit margins to 20.7% at our comparable restaurant base. This metric is particularly impressive given the labor challenges in our industry.”

“Similar to last quarter, our non-comparable base average weekly sales and margins were lower than last year, and most of this reduction is attributable to three new restaurants that have started off slower than anticipated. This was due in part to nearby construction with respect to each of these three restaurants which has limited visibility and access to them. We are working closely with our landlords to remedy and believe that sales will ramp up at these three restaurants as we build brand awareness and construction is completed in these centers. Given these restaurants’ near-term challenges and the soft consumer environment forecasted for the remainder of the year, we are revising our 2016 annual guidance to reflect current market conditions.”

Second Quarter 2016 Financial Results

Restaurant sales increased 19.5% to $43.3 million in the second quarter of 2016 compared to $36.2 million in the second quarter of 2015. The increase was primarily driven by operating week growth of 23% from seven restaurants opened since October 2015.

Same-store sales increased 2.5% in the second quarter of 2016 as compared to a 1.0% increase in the second quarter of last year. The increase in same-store sales this year reflects a higher average check per customer, driven by pricing and a favorable menu mix partially offset by a slight decrease in traffic.

Net loss in the second quarter of 2016 was $0.8 million, or ($0.08) per share, compared to net loss of $0.1 million, or ($0.01) per share, in the year-ago quarter.

Restaurant operating profit*, a non-GAAP measure, increased 9.1% in the second quarter of 2016 to $7.3 million compared to $6.7 million in the same quarter of 2015. As a percentage of sales, restaurant operating profit was 16.8% compared to 18.4% in the second quarter last year. The three underperforming restaurants were a significant factor in the decrease in restaurant profit as a percentage of restaurant sales. Restaurant operating profit for the comparable restaurant base as a percentage of sales was 20.7% in the second quarter of 2016 compared to 19.6% in the same quarter last year.

Adjusted EBITDA*, a non-GAAP measure, increased 9.7% in the second quarter of 2016 to $4.3 million compared to $3.9 million in the same quarter of 2015.

During the second quarter of 2016, Kona Grill completed its $10.0 million stock repurchase plan authorized in November 2015 by repurchasing and retiring 734,337 shares totaling $8.8 million. Under the November 2015 plan, the Company repurchased and retired 832,937 shares at an average cost of $11.99 per share. The share repurchases were funded by borrowings under the Company’s $35.0 million credit facility. Outstanding borrowings were $18.0 million at June 30, 2016.

Financial Guidance

Kona Grill has revised its 2016 guidance to restaurant sales of $176 million, representing 23% year-over-year growth, from $179 million, compared to $143 million in 2015, but is maintaining its same-store sales growth estimate of 2.5%. The Company also adjusted its 2016 forecast of Adjusted EBITDA* from $15.0 million to $14.7 million, which still represents 22.5% year-over-year growth.

The Company has not reconciled Adjusted EBITDA guidance to the corresponding GAAP financial measure because it does not provide guidance for the various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of its control and cannot be reasonably predicted. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

Kona Grill reaffirmed capital expenditures, net of tenant allowances, to range from $33 million to $35 million, primarily related to new restaurant development and remodeling initiatives.

Development Update

The Company expects to open eight restaurants in 2016, representing over 20% unit growth. Kona Grill opened three restaurants during the second quarter and expects to open restaurants in Nashville, Tennessee and Honolulu, Hawaii during the third quarter and three restaurants in Huntsville, Alabama; San Antonio, Texas and Winter Park, Florida during the fourth quarter.

Bakay continued, “While we have always viewed Kona Grill’s long-term growth opportunity as substantial, we recently engaged Tango Analytics, an outside consulting firm, to conduct research on the brand’s domestic market potential to validate our conviction. Their study identified the opportunity to develop 286 Kona Grill restaurants across the country. We also believe that our brand resonates outside of the US. We have signed agreements for the United Arab Emirates and Mexico and are pursuing other international license agreements with experienced restaurant operators. This adds yet another layer of growth to our business model.”

“Our initial plans are to open three to four restaurants next year; however, we have only two lease commitments for 2017 and one lease commitment for 2018 allowing flexibility to alter our growth plans based upon market conditions. This compares to approximately 20% growth in each of the past three years. Reducing our rate of expansion will put us in a position to generate positive earnings by reducing high preopening and depreciation expenses that have masked our earnings power. It will also enable us to focus greater attention on building sales and margins at new restaurants to the levels of our comparable base restaurants over time,” Bakay concluded.

Conference Call

Kona Grill will hold a conference call today at 4:30 p.m. Eastern time to discuss its financial results for the second quarter ended June 30, 2016. The Company’s President and CEO Berke Bakay and CFO Christi Hing will host the call, followed by a question and answer session.

To access the conference call investors may dial-in using the toll free number of 1-719-325-2177. The conference call will be followed by a question and answer session. The conference call will be broadcast simultaneously over the internet and will be accessible via the investors section of the Company’s website at www.konagrill.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 27, 2016 by calling the toll-free number of 1-858-384-5517. To access the replay please use the ID number 9603145. The replay will also be available via the investors section of the Company’s website.

About Kona Grill

Kona Grill (NASDAQ: KONA) features a global menu of contemporary American favorites, award-winning sushi, and specialty cocktails. Kona Grill owns and operates 40 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 20 states and Puerto Rico: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); California (Irvine); Colorado (Denver); Connecticut (Stamford); Florida (Miami, Sarasota, Tampa); Georgia (Alpharetta); Idaho (Boise); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie, Minnetonka); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas (2)); Ohio (Cincinnati, Columbus); Puerto Rico (San Juan); Texas (Austin, Dallas, El Paso, Fort Worth, Friendswood, Houston, Plano, San Antonio, The Woodlands); Virginia (Arlington, Fairfax, Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements

Various remarks we make about future expectations, plans, and prospects for the Company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and development plans, including but not limited to those relating to our sales trends, projected earnings, expenses, and capital expenditures for 2016, expectations of new store openings as well as international franchise development in 2017 and beyond and availability of capital. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2016	2015
	(Unaudited)

ASSETS
Cash and cash equivalents	$3,688	$9,055
Other current assets	4,953	4,391
Other assets	1,124	1,146
Property and equipment, net	100,566	87,252
Total assets	$110,331	$101,844

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$16,257	$18,830
Borrowing under credit facility	18,000	-
Long-term obligations	24,877	20,323
Stockholders’ equity	51,197	62,691
Total liabilities and stockholders’ equity	$110,331	$101,844

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)

Restaurant sales	$43,296	$36,225	$82,573	$69,032
Costs and expenses:
Cost of sales	11,213	9,678	21,714	18,740
Labor	15,479	12,396	29,597	23,784
Occupancy	3,258	2,501	6,507	4,858
Restaurant operating expenses	6,065	4,978	11,704	9,586
General and administrative	3,337	3,143	6,853	6,426
Preopening expenses	1,302	1,106	2,013	1,923
Depreciation and amortization	3,380	2,290	6,501	4,474
Other expenses	-	161	-	161
Total costs and expenses	44,034	36,253	84,889	69,952
Income (loss) from operations	(738)	(28)	(2,316)	(920)
Interest expense, net	72	46	125	91
Income (loss) before income taxes	(810)	(74)	(2,441)	(1,011)
Income tax expense	25	19	50	7
Net income (loss)	$(835)	$(93)	$(2,491)	$(1,018)

Net income (loss) per share:
Basic	$(0.08)	$(0.01)	$(0.22)	$(0.09)
Diluted	$(0.08)	$(0.01)	$(0.22)	$(0.09)

Weighted average shares outstanding:
Basic	10,932	11,271	11,095	11,253
Diluted	10,932	11,271	11,095	11,253

Comprehensive income (loss)	$(835)	$(93)	$(2,491)	$(1,018)

Reconciliation of Adjusted EBITDA and Restaurant Operating Profit to Income (Loss) from Operations

Restaurant Operating Profit and Adjusted EBITDA are not financial measures determined in accordance with U.S. generally accepted accounting principles and should not be considered in isolation or as an alternative to income (loss) from operations. Restaurant Operating Profit is defined as restaurant sales minus cost of sales, labor, occupancy and restaurant operating expenses. Restaurant Operating profit does not include general and administrative expenses, depreciation and amortization, or preopening expenses. We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance; and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to that of our competitors. Adjusted EBITDA is defined as income from operations plus depreciation and amortization, preopening expense, stock-based compensation and unusual or non-recurring items. Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash items such as depreciation and amortization and stock-based compensation as well as the costs of opening new restaurants; (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) we use Adjusted EBITDA internally as a benchmark to evaluate our operating performance and compare our performance to that of our competitors. Restaurant Operating Profit and Adjusted EBITDA may not be comparable to the same or similarly titled measures computed by other companies.

The table below sets forth our reconciliation of Restaurant Operating Profit and Adjusted EBITDA to income from operations, the most comparable U.S. GAAP measure (dollars in thousands):

	Three Months Ended June 30, 2016 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$32,384	100.0%	$10,912	100.0%	$43,296	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	25,677	79.3%	10,338	94.7%	36,015	83.2%
Restaurant operating profit	6,707	20.7%	574	5.3%	7,281	16.8%
Less: General and administrative					3,337	7.7%
Add: Stock-based compensation					(324)	-0.7%
Adjusted EBITDA					4,268	9.9%
Less: Depreciation and amortization					3,380	7.8%
Less: Preopening expenses					1,302	3.0%
Less: Other expenses					-	0.0%
Less: Stock-based compensation					324	0.7%
Income (loss) from operations					(738)	-1.7%

	Three Months Ended June 30, 2015 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$26,214	100.0%	$10,011	100.0%	$36,225	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	21,087	80.4%	8,466	84.6%	29,553	81.6%
Restaurant operating profit	5,127	19.6%	1,545	15.4%	6,672	18.4%
Less: General and administrative					3,143	8.7%
Add: Stock-based compensation					(362)	-1.0%
Adjusted EBITDA					3,891	10.7%
Less: Depreciation and amortization					2,290	6.3%
Less: Preopening expenses					1,106	3.1%
Less: Other expenses					161	0.4%
Less: Stock-based compensation					362	1.0%
Income (loss) from operations					(28)	-0.1%

Certain amounts may not sum due to rounding.

Prior period data represents comparable and non-comparable base operating data at that time.

KONA GRILL, INC.
Selected Supplemental Operating Information
($ amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Restaurants opened during the period	3	2	3	3
Restaurants at the end of the period	40	33	40	33

Comparable restaurants:
Restaurants at end of period	27	23	27	23
Operating weeks*	351	286	692	569
Average weekly sales*	$92.5	$91.0	$90.5	$90.8
Average unit volume*	$1,197	$1,183	$2,337	$2,294
Comparable restaurant sales percentage change*	2.5%	1.0%	3.1%	1.6%
Restaurant operating profit margin**	20.7%	19.6%	19.7%	18.3%

Non-comparable restaurants:
Restaurants at end of period	13	10	13	10
Operating weeks	144	112	274	203
Average weekly sales	$75.6	$89.2	$73.2	$85.2
Restaurant operating profit margin	5.3%	15.4%	3.8%	14.9%

Prior period data represents comparable and non-comparable base operating data at that time.

* Information for the three and six months ended June 30, 2015 excludes the Denver restaurant which was closed for a remodel from April 25, 2015 - August 27, 2015 and the Las Vegas (Boca Park) restaurant that was closed for a remodel from November 30, 2015 - March 8, 2016.

** Restaurant operating profit margin for the three and six months ended June 30, 2015 includes the impact of the Denver remodel closure.

Kona Grill Investor Relations Contact:

Kona Grill, Inc.

Christi Hing, Chief Financial Officer

(480) 922-8100

investorrelations@konagrill.com